UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14 2004

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway Alameda, California 94502
(Address of principal executive offices) (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Item 5.           Other Events and Regulation FD Disclosure

On June 14, 2004, UTStarcom, Inc., a Delaware corporation, issued a press release entitled “UTStarcom Agrees to Acquire Select Assets of Audiovox Handset Division for $165.1 Million.”  A redacted version of this press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

(c) Exhibits.

The Exhibit listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this current report.  (See Index to Exhibits below.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be duly signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: June 14, 2004	By:	/s/ Michael J. Sophie
	Name:	Michael J. Sophie
	Title:	Senior Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Redacted press release entitled “UTStarcom Agrees to Acquire Select Assets of Audiovox Handset Division for $165.1 Million” dated June 14, 2004.